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                                  ANACOMP, INC.
                                and Subsidiaries


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                          SECURITY AND PLEDGE AGREEMENT


                            Dated as of June 4, 1996




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                        THE BANK OF NEW YORK, as Trustee








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


                                TABLE OF CONTENTS


                              ARTICLE 1 DEFINITIONS

   SECTION 1.01.  Terms Defined in the Indenture.............................1
   SECTION 1.02.  ...........................................................1

                      ARTICLE 2 GRANT OF SECURITY INTEREST

   SECTION 2.01.  Security Interest..........................................7
   SECTION 2.02.  No Release.................................................8

                    ARTICLE 3 REPRESENTATIONS AND WARRANTIES

   SECTION 3.01.  Title and Authority........................................8
   SECTION 3.02.  Filings....................................................8
   SECTION 3.03.  Validity of Security Interest..............................9
   SECTION 3.04.  Absence of Other Liens.....................................9
   SECTION 3.05.  Pledged Securities.........................................9
   SECTION 3.06.  Accounts Receivable.......................................10
   SECTION 3.07.  Lockboxes.................................................10
   SECTION 3.08.  Copyrights, Patents and Trademarks........................10

                               ARTICLE 4 COVENANTS

   SECTION 4.01.  Further Documentation, Pledge of Instruments..............11
   SECTION 4.02.  Notices Regarding Collateral..............................12
   SECTION 4.03.  Compliance with Laws......................................12
   SECTION 4.04.  Maintenance of Records....................................12
   SECTION 4.05.  Protection of Security....................................12
   SECTION 4.06.  Location of Offices.......................................12
   SECTION 4.07.  Covenants Regarding Collateral
                  Consisting of Intellectual Property.......................13
   SECTION 4.08.  Subsidiary Grantors.......................................14
   SECTION 4.09.  Administration of Receivables; Lockboxes..................15
   SECTION 4.10.  Maintenance of Inventory..................................15

                          ARTICLE 5 PLEDGED SECURITIES

   SECTION 5.01.  Delivery of Pledged Securities............................15
   SECTION 5.02.  Voting Rights; Dividends; etc.............................17

                              ARTICLE 6 THE TRUSTEE

   SECTION 6.01.  Trustee's Appointment as Attorney-in-Fact.................19
   SECTION 6.02.  Release and Substitution of Collateral....................21
   SECTION 6.03.  Cash Collateral Account...................................21
   SECTION 6.04.  Indemnification of Trustee................................22

                               ARTICLE 7 REMEDIES

   SECTION 7.01.  Remedies; Rights Upon Default.............................22
   SECTION 7.02.  Private Sales.............................................25
   SECTION 7.03.  Authorization to Issuers..................................26
   SECTION 7.04.  Grant of License to Use Intellectual Property.............26

                    ARTICLE 8 LOCKBOXES; PROCEEDS; COLLECTION
                             OF ACCOUNTS RECEIVABLE

   SECTION 8.01.  Lockboxes.................................................26
   SECTION 8.02.  Collection of Accounts Receivable Prior to Default........27
   SECTION 8.03.  Directed Funds............................................27
   SECTION 8.04.  Collection of Accounts Receivable During Default..........27
   SECTION 8.05.  Special Collateral Account................................27

                             ARTICLE 9 MISCELLANEOUS

   SECTION 9.01.  Notices...................................................28
   SECTION 9.02.  Severability..............................................28
   SECTION 9.03.  No Waiver; Remedies Not Exclusive.........................28
   SECTION 9.04.  Amendments, Etc...........................................29
   SECTION 9.05.  Termination...............................................29
   SECTION 9.06.  GOVERNING LAW.............................................29
   SECTION 9.07.  Consent to Jurisdiction and Service of Process............29
   SECTION 9.08.  Conflicts with TIA; Indenture.............................30
   SECTION 9.09.  Survival of Obligations...................................30
   SECTION 9.10.  Successors and Assigns....................................30
   SECTION 9.11.  Counterparts..............................................30
   SECTION 9.12.  Descriptive Headings......................................30
   SECTION 9.13.  Expenses..................................................30
   SECTION 9.14.  Continuing Security Interest: Transfer of Notes...........31
   SECTION 9.15.  Security Interest Absolute................................31
   SECTION 9.16.  Further Assurances........................................32
   SECTION 9.17.  Rules of Construction.....................................33

   Exhibits

   Exhibit A        Perfection Certificate

      Schedule 1 to Perfection Certificate

      Schedule 3A to Perfection Certificate

      Schedule 3B to Perfection Certificate

   Exhibit B        Form of Supplement (Additional Restricted Subsidiary)

   Exhibit C        Form of Supplement (Additional Pledged Securities)


   Schedules

   Schedule I       Grantor Names

   Schedule II      Patents

   Schedule III     Pledged Securities

   Schedule IV      Locations of Real Property

   Schedule V       Trademarks

   Schedule VI      Lockbox Accounts

   Schedule VII     Chief Executive Office, etc.

   Schedule VIII    Copyrights

   Schedule IX      Pending Intellectual Property Litigation

                          SECURITY AND PLEDGE AGREEMENT

     SECURITY AND PLEDGE AGREEMENT, dated as of June 4, 1996, among ANACOMP, INC., an Indiana corporation (the "Company Grantor"), THE U.S. RESTRICTED SUBSIDIARIES LISTED ON SCHEDULE I, ANY OTHER U.S. RESTRICTED SUBSIDIARIES AS MAY FROM TIME TO TIME BECOME PARTIES HERETO PURSUANT TO SECTION 4.08 (each U.S. Restricted Subsidiary and each such other U.S. Restricted Subsidiary being a "Subsidiary Grantor" and, together with the Company Grantor, the "Grantors"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee") under the indenture dated as of the date hereof (as amended, supplemented or modified from time to time, the "Indenture") relating to the Company Grantor's 11 5/8% Senior Secured Notes due 1999 (the "Notes").

     In order to secure the performance of the Obligations, the parties hereto are entering into this Agreement regarding the terms and conditions of the Grantors' grant of the Security Interest in the Collateral to the Trustee for the benefit of the Noteholders.

     NOW, THEREFORE, in consideration of the premises and the other benefits to the Grantors and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   Definitions

     SECTION 1.01. Terms Defined in the Indenture. Capitalized terms used herein (including in the preamble hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

     SECTION 1.02. The following terms, as used herein (including in the preamble hereto), shall have the following meanings:

          "Accounts Receivable" means accounts as defined in the Code.

          "Agreement" means this Security and Pledge Agreement, as the same may from time to time be amended, supplemented or modified in accordance with its terms and the terms of the Indenture.

          "Business" is the collective reference to all of the lines of business in which the Grantors are engaged from time to time.

          "CashCollateral  Account"  means the account  established  pursuant to
     Section 6.03.

          "Collateral" means, for purposes of this Agreement, any and all personal property of each of the Grantors, whether now owned or hereafter acquired, including, without limitation, any and all (i) Documents, (ii)
     Equipment (including Fixtures), (iii) General Intangibles, including, without limitation, claims of such Grantor for damages arising out of or for breach of or a default under any contract and the right of such Grantor to perform or to compel performance under any contract and to exercise all remedies thereunder, (iv) Pledged Securities, (v) Accounts Receivable, (vi) Inventory, (vii) Copyrights, (viii) Copyright Licenses, (ix) Patents, (x) Patent Licenses, (xi) Trademarks, (xii) Trademark Licenses, (xiii) Proceeds, (xiv) other goods and personal property of such Grantor, whether tangible or intangible or whether now owned or hereafter acquired, by such Grantor and wherever located, (xv) instruments, files, records, ledger sheets and documents, whether now owned or hereafter acquired, covering or relating to any of the Collateral, including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records and (xvi) cash, obligations and any other amounts held from time to time in the Cash Collateral Account, but excluding any of the foregoing which constitute Non-Assignable Contracts.

          "Concentration Account" means the Company's demand deposit account established with Bank One, Indianapolis, N.A. at its office located at 111 Monument Circle, Indianapolis, Indiana, 46297, or such other deposit account from time to time established by the Company and of which the Company has notified the Trustee.

          "Copyright License" means any agreement, now or hereafter in effect, granting any right to any Person under any Copyright now or hereafter owned by any of the Grantors or which any of the Grantors otherwise has the right to license, or granting any right to any of the Grantors under any Copyright now or hereafter owned by any Person, and all rights of any of the Grantors under any such agreement.

          "Copyrights" means all the following: (i) all copyright rights in any work (including, without limitation, computer programs, software, including, without limitation, all source code and object code, development documentation, programming tools, drawings, specifications and data) subject to the copyright laws of the United States or any other country or jurisdiction, whether as author, assignee, transferee, licensee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country or jurisdiction, including, without limitation, registration, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

          "Documents" has the meaning given such term under the Uniform Commercial Code.

          "Equipment" has the meaning given such term under the Uniform Commercial Code, and, in any event includes, without limitation, all machinery, equipment, furnishings, vehicles, computers and other electronic data-processing and office equipment, whether now owned or hereafter acquired, by any Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto. The term "Equipment" shall include Fixtures.

          "Fixtures" means all items of equipment, in all its forms, wherever located, whether now or hereafter owned or acquired, of any Grantor and all parts thereof or accessions thereto that are now or hereafter owned by any Grantor that become so related to particular real estate that an interest in such items of such equipment arises under any real estate law applicable thereto.

          "General Intangibles" has the meaning given such term under the Uniform Commercial Code, and, in any event includes, without limitation, manuals, blueprints, know-how, warranties and records in connection with the Equipment; all information, customer lists, identification of suppliers, data, plans, blueprints, specification designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials, standards, catalogs, research data, computer and automatic machinery software and programs and the like pertaining to operations by any Grantor; all information relating to sales of products now or hereafter manufactured by any Grantor; all accounting information pertaining to any Grantor's operations or any of the Equipment, any other items set forth in this definition and all media in which or on which any of the information or knowledge or data or records relating to such operations or any of such Equipment or any other items set forth in this definition may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all licenses, consents, permits, variances, certifications and approvals of Governmental Authorities now or hereafter held by any Grantor pertaining to operations now or hereafter conducted by any Grantor; all choses in action and causes of action; and all other intangible personal property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including, without limitation, corporate or other business records, indemnification claims, contract rights, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim or security interest.

          "Governmental Authority" means any nation or government, any state or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over any Grantor.

          "Intellectual Property" means any and all Patents, Trademarks, Licenses, Copyrights, mask works, designs, trade secrets, technology, inventions, discoveries and improvements, technical information, confidential and proprietary information, procedures, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records and all other intellectual property rights, whether or not subject to statutory registration or protection.

          "License" means any Patent License, Trademark License, Copyright License or other license or sub-license.

          "Lockboxes" shall have the meaning ascribed to such term in Section 3.07.

          "Non-Assignable Contract" means any contract or agreement or right under any contract or agreement to which any Grantor is a party in which, by its terms or pursuant to applicable law, a security interest may not be granted without the consent of another party to such contract or agreement or without a consent, filing, authorization or other act of a Governmental Authority or other Person, which consent, filing, authorization or other act has not been obtained or made or is not in full force and effect, and which, if such contract or agreement was entered into after the date of this Agreement, either (i) provides for payments by or to the Grantors or the provision of goods or services by or to the Grantors of an aggregate amount not in excess of $200,000 per year or (ii) provides for payments by or to the Grantors and/or the provision of goods or services to the Grantors in an aggregate amount of $200,000 per year or more and as to which such Grantor has used its reasonable commercial efforts to obtain or make such consent, filing, authorization or other act.

          "Noteholders" means the holders, from time to time, of the Notes.

          "Obligations" means the Indenture Obligations.

          "Patent License" means any agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention under any Patent, now or hereafter owned or licensable by any of the Grantors, or granting to any of the Grantors any right to make, use or sell any invention under any Patent, now or hereafter owned by any Person, and all rights of any of the Grantors under any such agreement.

          "Patents" means all the following: (i) all letters patent of the United States or any other country or jurisdiction, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country or jurisdiction, including, without limitation, registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or jurisdiction; and (ii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including, without limitation, all the foregoing items listed in Schedule II.

          "Perfection    Certificate"    means   the   Perfection    Certificate
     substantially in the form of Exhibit A.

          "Pledged Securities" means (a) all the shares of Capital Stock of the Subsidiary Grantors, (b) all the shares of Capital Stock of the Foreign Restricted Subsidiaries owned directly by a Grantor, except to the extent, according to an Opinion of Counsel, that the pledge of the Capital Stock of a Foreign Restricted Subsidiary is restricted by the foreign law in which such Foreign Restricted Subsidiary is organized and (c) all the promissory notes issued or payable to the Grantors or their order, all such shares and notes being listed on Schedule III, and shall also include:

               (i) the certificates and instruments representing the Pledged Securities and any interest of any Grantor in the entries on the books of any financial intermediary pertaining to the Pledged Securities, and all principal, interest, premiums, dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed with respect to or in exchange for or upon the conversion of any or all the Pledged Securities (except as otherwise set forth in Section 5.02);

               (ii) (1) all additional shares of Capital Stock issued by any Subsidiary Grantor and (2) all additional shares of Capital Stock issued by any Foreign Restricted Subsidiary (collectively, "Additional Shares"), to the extent such Additional Shares are acquired by any Grantor in any manner, and the certificates representing such Additional Shares and any interest of any Grantor in the entries on the books of any financial intermediary pertaining to such Additional Shares, and all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed with respect to or in exchange for any of or all such Additional Shares (except as otherwise set forth in Section 5.02);

               (iii) (1) all shares of Capital Stock of any Person which, subsequent to the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary Grantor and (2) all shares of Capital Stock of any Person which, subsequent to the date of this Agreement, becomes, as a result of any occurrence, a Foreign Restricted Subsidiary (including, without limitation, as a result of designation as such pursuant to Section 4.14 of the Indenture) (collectively, "Acquired Shares"), to the extent such Acquired Shares are acquired by any Grantor in any manner, and the certificates representing such Acquired Shares and any interest of any Grantor in the entries on the books of any financial intermediary pertaining to such Acquired Shares, and all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed with respect to or in exchange for any of or all such Acquired Shares (except as otherwise set forth in Section 5.02);

               (iv) all additional promissory notes issued or payable to any Grantor or its order, including, without limitation, intercompany notes (collectively, "Additional Notes"), to the extent such Additional Notes are acquired by any Grantor in any manner, and the certificates and instruments representing such Additional Notes and any interest of any Grantor in the entries on the books of any financial intermediary pertaining to such Additional Notes, and all payments of principal, interest, premium, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed with respect to or in exchange for or upon the conversion of any or all such Additional Notes (except as otherwise set forth in Section 5.02);

               (v) subject to Section 5.02, all rights and privileges of each Grantor with respect to all the foregoing; and

               (vi) subject to Section 5.02, all Proceeds of any of the foregoing;

          provided, that in no case shall Pledged Securities include to the extent required by applicable law, directors' qualifying shares.

          "Proceeds" has the meaning given such term under the Uniform Commercial Code and, in any event, includes, without limitation, (a) any consideration from the sale, exchange or other disposition of any asset or property that constitutes Collateral (regardless of the form such consideration takes and including, without limitation, all funds and other items of value paid, deposited or credited to or held in the Lockboxes),
     (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any and all amounts received upon any collection, exchange, transfer, sale or other disposition (whether such disposition is voluntary or involuntary) of any of the Collateral and any property into which any of the Collateral is converted, whether cash or noncash proceeds, including, without limitation, all rights to payment, including returned premiums, with respect to any insurance relating thereto, and (e) any and all other products of, or any rents, profits, income or other amounts from time to time paid or payable under or in connection with any of the Collateral, including, without limitation, any claim of any of the Grantors against any Person for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any of the Grantors or owned by any other Person but with respect to which any of the Grantors now or hereafter has the right to sue and recover for its own account damages for infringement or dilution, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any of the Grantors or owned by any other Person but with respect to which any of the Grantors now or hereafter has the right to sue and recover for its own account damages for infringement or dilution or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any of the Grantors, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by either Grantor or owned by any other Person but with respect to which any of the Grantors now or hereafter has the right to sue and recover for its own account damages for infringement or dilution.

          "Properties" means the real property owned or leased by any of the Grantors at the locations listed on Schedule IV.

          "Related Tangible Personal Property" means, with respect to any Intellectual Property, tangible personal property now owned or hereafter acquired by any of the Grantors in which such Intellectual Property is embodied, such as hard copies of computer code and related documentation and copies of computer code and related documentation, stored in any medium, including, without limitation, on disk or tape.

          "Security Interest" has the meaning ascribed to such term in Section 2.01.

          "Trademark License" means any agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned or licensable by any of the Grantors, or granting to any Grantor any right to use any Trademark now or hereafter owned by any Person, and all rights of any Grantor under any such agreement.

          "Trademarks" means all the following: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs, all other names and slogans embodying business or product goodwill (or both) and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including, without limitation, registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or jurisdiction or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill, including, without limitation, all the foregoing items listed on Schedule V.

                                    ARTICLE 2
                           Grant of Security Interest

     SECTION 2.01. Security Interest. (a) Subject to Section 2.01(b), as security for the payment and performance of the Obligations (whether now existing or hereafter arising, and including future advances as applicable), each of the Grantors hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Trustee, its successors and assigns, for the ratable benefit of the Noteholders, and hereby grants to the Trustee, its successors and its assigns, for the ratable benefit of the Noteholders, a security interest in and a lien on all such Grantor's right, title and interest in, to and under the Collateral, whether now owned and held or hereafter acquired (collectively, the "Security Interest").

     (b) Anything herein or in any other Collateral Document to the contrary notwithstanding, the maximum amount of Obligations secured by the Security Interests granted by any Subsidiary Grantor hereunder and under the other Collateral Documents shall in no event exceed the amount which can be secured by and be enforceable against such Subsidiary Grantor under applicable federal and state statutes relating to the insolvency of debtors.

     SECTION 2.02. No Release. Nothing set forth in this Agreement shall relieve any of the Grantors from the performance of any term, covenant, condition or agreement on such Grantor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on the Trustee or any Noteholder to perform or observe any such term, covenant, condition or agreement on any Grantor's part to be so performed or observed or impose any liability on the Trustee or any Noteholder for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in any Collateral Document or in respect of the Collateral or made in connection therewith.

                                    ARTICLE 3
                         Representations and Warranties

     Each Grantor represents and warrants to and with the Trustee and each Noteholder that:

     SECTION 3.01. Title and Authority. The Grantors collectively have good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Trustee the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

     SECTION 3.02. Filings. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects. Fully executed Uniform Commercial Code financing statements or other appropriate filings, recordings, registrations or other actions containing a description of the Collateral have been delivered for filing in each governmental, regulatory or other office specified in Schedule III to the Indenture, which are all the filings, recordings, registrations and other actions that are necessary or advisable to publish notice of the, to perfect, preserve and protect the validity of the, and to establish a valid and perfected, security interest in favor of the Trustee (for the ratable benefit of the Noteholders) in respect of all Collateral (other than Fixtures, except Fixtures appurtenant to the Properties) in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its States, territories and possessions or any other country or jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration, reregistration or other action is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation or similar statements.

     SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a valid and enforceable security interest in all the Collateral securing the payment and performance of the Obligations and (b) subject to the filing of all of the filings described in Section 3.02, a perfected security interest in all Collateral (other than Fixtures, except Fixtures appurtenant to the Properties) in which a security interest may be perfected by filing, recording, registering or taking other action with respect to a financing statement or analogous document in the United States (or any political subdivision thereof) and its States, territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions or any other country or jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

     SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except Permitted Liens. Other than as otherwise contemplated hereby, the Grantors have not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code of any jurisdiction or any other applicable laws covering any Collateral or (b) any assignment in which the Grantors assign any Collateral or any security agreement or similar instrument covering any Collateral with any Federal, state or foreign governmental or regulatory authority, body or agency, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect.

     SECTION 3.05.  Pledged Securities. With respect to the Pledged Securities:

          (a) the shares of Capital Stock constituting Pledged Securities represent that percentage as set forth on Schedule III of the issued and outstanding shares of each class of the Capital Stock of the issuer with respect thereto; and the Pledged Securities represent all the Capital Stock and promissory notes owned by, or issued or payable to, as the case may be, the Grantors;

          (b) except for the Security Interest created hereunder, each Grantor listed as an owner on Schedule III of Pledged Securities (i) is and will at all times continue to be the direct owner, beneficially and of record, of such Pledged Securities, (ii) holds the same free and clear of all Liens (other than Permitted Liens) and (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on (other than Permitted Liens), the Pledged Securities, other than pursuant hereto or the other Collateral Documents, and each Grantor, subject to Section 5.02, will cause any and all Pledged Securities, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Trustee and pledged or assigned hereunder;

          (c) each Grantor (i) has the power and authority to pledge its Pledged Securities in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever;

          (d) no consent of any other Person (including stockholders or creditors of each Grantor) and no consent or approval of any governmental or regulatory authority, body or agency or any securities exchange was or is necessary to the validity of the pledge effected hereby;

          (e) all the Pledged Securities listed on Schedule III have been duly authorized and validly issued and, to the extent the Pledged Securities are shares of Capital Stock of a corporation, are fully paid and nonassessable and all other Pledged Securities will be, when pledged hereunder, duly authorized and validly issued and, to the extent the Pledged Securities are shares of Capital Stock of a corporation, fully paid and nonassessable;

          (f)  all   information  set  forth  herein  relating  to  the  Pledged
     Securities is accurate and complete in all respects as of the date hereof; and

          (g) the pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation G, T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

     SECTION 3.06. Accounts Receivable. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts Receivable are and shall be correctly stated in all material respects in all records of the Grantors relating thereto and in all invoices and reports with respect thereto furnished to the Trustee by the Grantors from time to time.

     SECTION 3.07.  Lockboxes.  The lockboxes and related accounts identified on
Schedule VI are the only lockboxes and lockbox or similar accounts (collectively, the "Lockboxes") to which as of the date hereof the Company Grantor has directed that payments in respect of Accounts Receivable be made by Accounts Receivable debtors.

     SECTION 3.08. Copyrights, Patents and Trademarks. Schedule VIII hereto includes all Copyrights and Copyright Licenses owned by the Grantors in their own names as of the date hereof. Schedule II hereto includes all Patents and Patent Licenses owned by the Grantors in their own names as of the date hereof.
Schedule V hereto includes all Trademarks and Trademark Licenses owned by the Grantors in their own names as of the date hereof. To the best of the Company Grantor's knowledge, each Copyright, Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as set forth in
Schedule VIII, II or V, none of such Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark. Except as disclosed on Schedule IX, no action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or
(ii) which, if adversely determined, would have a material adverse effect on the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                                    ARTICLE 4
                                    Covenants

     Each of the Grantors covenants and agrees from and after the date of this Agreement and until the Obligations are paid in full or the Company complies with the provisions of Section 8.1 of the Indenture, as follows:

     SECTION 4.01.  Further Documentation, Pledge of Instruments.

          (i) Each of the Grantors agrees that at any time and from time to time, at the expense of such Grantor, such Grantor shall promptly and duly execute and deliver and effect all further instruments and documents and take all further action that may be necessary or advisable in order to perfect, preserve and protect and assure the priority Security Interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and compliance with any terms hereof and the filing of any Uniform Commercial Code financing or continuation statements or other appropriate filings, recordings or registrations, including all refilings, recordings and reregistrations, containing a description of the Collateral in each governmental, regulatory or other appropriate office in the United States (or any political subdivision thereof) and its States, territories and possessions and any other country or jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall (to the extent not previously pledged and delivered pursuant to this Agreement) be immediately pledged and delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee. Without limiting the generality of the foregoing, each of the Grantors shall: (1) at any reasonable time requested by the Trustee, at the expense of the Grantors, allow the Trustee, or any Person reasonably designated by the Trustee, to inspect the Collateral, all evidence and records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, discuss such Grantor's affairs with the appropriate officers of such Grantor and its independent accountants and verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of or any other matter relating to the Collateral; and (2) at the Trustee's request, appear in and defend any action or proceeding that may affect such Grantor's right, title and interest in and to, or the Trustee's Security Interest in and to, any of the Collateral.

          (ii) Each of the Grantors hereby authorizes the Trustee to file one or more financing or continuation statements or other documents, and amendments, supplements and other modifications thereto, relative to all or any part of the Collateral without the signature of such Grantor, naming such Grantor as debtor and the Trustee as secured party.

          (iii) Each of the Grantors will promptly prepare and furnish to the Trustee at any time and from time to time duly certified statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request.

     SECTION 4.02. Notices Regarding Collateral. Each of the Grantors shall advise the Trustee promptly of (i) any Lien (other than Permitted Liens) or claim of a Lien made or asserted against any of the Collateral, (ii) any material adverse change in the condition of the Collateral taken as a whole,
(iii) the occurrence of any other event that could have an adverse affect on the Collateral taken as a whole or on the Security Interest created hereunder, (iv) any change in its corporate structure or identity and (v) any change in, addition to or deletion from any corporate or business name used by such Grantor in the conduct of its businesses or in the ownership of its properties and assets (including, without limitation, any trade name and any name used by such Grantor for billing purposes) and, with respect to any change in any business name used by such Grantor, such Grantor shall have taken all action reasonably satisfactory to the Trustee to maintain the perfection, priority and proof of the Security Interest created hereunder.

     SECTION 4.03. Compliance with Laws. Each of the Grantors shall comply with all applicable laws, rules, regulations and orders of any governmental or regulatory authority, body or agency applicable to it or any of its property, business, operations or transactions, a breach of which would have a material adverse effect on the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole.

     SECTION 4.04. Maintenance of Records. Each of the Grantors shall keep and maintain at its own cost and expense satisfactory, accurate and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each of the Grantors will appropriately mark its books and records pertaining to the Collateral to evidence this Agreement and the Security Interest granted hereby.

     SECTION 4.05. Protection of Security. Each of the Grantors shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Trustee in the Collateral and the priority thereof against any Lien not expressly permitted under the Indenture.

     SECTION 4.06. Location of Offices. Each of the Grantors shall keep its chief executive offices, its principal place of business and the office where it keeps its evidence and records concerning the Collateral (i) at the location thereof specified in Schedule VII or (ii) at such new location as any of the Grantors may establish; provided, that, in the case of clause (ii), (a) such Grantor shall have given to the Trustee not less than three days' prior written notice of its intention to change such location, clearly describing such new location (which shall be in the continental United States of America), providing such other information in connection therewith as the Trustee may request and providing the Trustee with a revised Schedule VII reflecting such new location and (b) with respect to such new location, such Grantor shall have taken all action satisfactory to the Trustee to maintain the perfection, priority and proof of the Security Interest to be created hereunder. Each of the Grantors shall hold and preserve such evidence and records and shall permit representatives of the Trustee at any time during normal business hours upon reasonable notice to inspect and make abstracts from such evidence and records, each of the Grantors agreeing to render to the Trustee, at such Grantor's cost and expense, all clerical and other assistance as may be reasonably required with regard thereto; provided that, so long as no Default or Event of Default has occurred and is continuing, the Grantors shall not be required to permit such inspections more frequently than quarterly.

     SECTION 4.07. Covenants Regarding Collateral Consisting of Intellectual Property. (a) No Grantor shall do, nor shall it permit, any act, or omit to do any act, whereby any Patent determined by such Grantor to be material to the conduct of the Business may become invalidated or dedicated to the public.

          (b) Each Grantor (either itself or through its licensees or its sublicensees) shall, for each Trademark determined by such Grantor to be material to the conduct of the Business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for no-use,
     (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its material rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any other Person's rights.

          (c) Each Grantor (either itself or through licensees) shall, for each work covered by a Copyright determined by such Grantor to be material to the conduct the Business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its material rights under applicable copyright laws.

          (d) Each Grantor shall notify the Trustee immediately if it knows or has reason to know that any Patent, Trademark or Copyright determined by such Grantor to be material to the conduct of the Business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country or jurisdiction) regarding such Grantor's ownership of any Patent, Trademark or Copyright material to the conduct of the Business, or its right to register the same or maintain the same.

          (e) If any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright (or for the registration of any patent, Trademark or Copyright) which is determined by such Grantor to be material to the Business with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or jurisdiction or any political subdivision thereof, it shall promptly notify the Trustee of such filing within 30 days after the last day of the fiscal quarter during which such filing was made, and, upon request of the Trustee, execute and deliver any and all agreements, instruments, documents and papers as the Trustee may reasonably request to evidence the Trustee's Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Trustee as its attorney-in-fact to execute and file such agreements, instruments, documents or papers for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Obligations have been paid in full.

          (f) Each Grantor shall take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or jurisdiction or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks or Copyrights that is determined by such Grantor to be material to the conduct of the Business (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is determined by such Grantor to be material to the conduct of the Business, including, without limitation, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if appropriate under the circumstances (as determined in the exercise of the good business judgment of such Grantor), to initiate opposition, interference and cancellation proceedings against third parties.

          (g) Following and during the continuance of an Event of Default, each Grantor shall upon the request of the Trustee use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License constituting part of the Collateral to effect the assignment of all the Grantors' right, title and interest thereunder to the Trustee or its designee.

     SECTION 4.08. Subsidiary Grantors. If, at any time or from time to time, the Company Grantor or any Subsidiary of the Company Grantor creates, forms or acquires, in any manner, directly or indirectly, a U.S. Restricted Subsidiary (including, without limitation, as a result of designation of such pursuant to
Section 4.14 of the Indenture), the Company Grantor shall, simultaneous with such creation, formation or acquisition, cause such U.S. Restricted Subsidiary to become a party hereto by causing such U.S. Restricted Subsidiary to execute and deliver to the Trustee a supplement to this Agreement in the form of Exhibit
B. Attached to such supplement shall be cumulatively updated Schedules in the form of Schedules I through VI. If, at any time or from time to time, any Subsidiary Grantor ceases to be a Restricted Subsidiary in a transaction permitted under the Indenture (including, without limitation, by designation as an Unrestricted Subsidiary pursuant to Section 4.14 of the Indenture), such Subsidiary Grantor shall, simultaneously therewith, cease to be a party hereto, and the Trustee shall promptly release the Security Interest created hereunder and under the other Collateral Documents and take all other actions reasonably requested by the Company Grantor, at the expense of the Company Grantor, to evidence such release, including, without limitation, executing appropriate Uniform Commercial Code termination statements in any jurisdiction and delivering the same to the Company Grantor for filing and delivering to such Subsidiary Grantor any Collateral in its possession which is an asset or property of such Subsidiary Grantor.

     SECTION 4.09. Administration of Receivables; Lockboxes. The Grantors shall service and administer the Accounts Receivables, collect payments due under the Accounts Receivables and charge off any uncollectible Accounts Receivables, in each case in the ordinary course of its business and in accordance with its past practices. The Company Grantor shall update Schedule VI from time to time to identify any Lockboxes in addition to those identified on Schedule VI on the date hereof to which the Company Grantor has directed that payments in respect of Accounts Receivable be made by Accounts Receivable debtors.

     SECTION 4.10. Maintenance of Inventory. The Grantors shall do all things necessary to maintain, preserve, protect and keep the Inventory in good repair and working and saleable condition as shall be consistent with past practice.

                                    ARTICLE 5
                               Pledged Securities

     SECTION 5.01. Delivery of Pledged Securities. (a) All Pledged Securities, including, without limitation, all certificates, instruments or other property representing, evidencing or comprising Pledged Securities, shall be delivered to and held by or on behalf of the Trustee, at such office as designated by the Trustee in the City of New York on the date hereof, and shall be accompanied by duly executed stock powers or other instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities at such office as designated by such sub-agent in the City of New York. The Pledged Securities shall be held (in the discretion of the Trustee) in the name of the appropriate Grantor, endorsed or assigned in blank in favor of the Trustee, or endorsed to or assigned in favor of the Trustee or any nominee or nominees of the Trustee or a sub-agent appointed by the Trustee. Each Grantor shall promptly give to the Trustee copies of any notice or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Any securities, including, without limitation, all Additional Shares, Acquired Shares, Additional Notes and certificates, instruments or other property evidencing, representing or comprising Pledged Securities, not in existence or becoming Pledged Securities subsequent to the date of this Agreement (collectively, "New Pledged Securities") shall be promptly, upon so existing or becoming Pledged Securities, delivered to and held by or on behalf of the Trustee, at the office referred to above, and shall be accompanied by duly executed stock powers or other instruments of transfer or assignment in blank and by such other instruments and documents as the Trustee may reasonably request, all in form and substance satisfactory to the Trustee. Any Grantor acquiring New Pledged Securities shall, upon so acquiring such New Pledged Securities, promptly execute and deliver a supplement to this Agreement in the form of Exhibit C and complete and fully update Schedule III showing cumulatively all Pledged Securities.

          (b) If an issuer of Pledged Securities is incorporated in any country or jurisdiction which does not permit the use of certificates to evidence equity ownership, then the appropriate Grantor shall, to the extent permitted by applicable law, record such pledge on the stock register of the issuer of such Pledged Securities, execute any customary stock pledge forms or other documents necessary to complete the pledge and give the Trustee the right to transfer the Pledged Securities under the terms hereof and provide to the Trustee an Opinion of Counsel, in form and substance satisfactory to it, confirming such pledge.

          (c) Any or all Pledged Securities held by or for the benefit of the Trustee hereunder may, if an Event of Default has occurred and is continuing, without prior notice, be registered in the name of the Trustee or its nominee, and the Trustee or its nominee may at any time thereafter, without notice, exercise all voting and corporate rights arising under or in connection with any of the Pledged Securities and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if the Trustee were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any of and all the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of any of such Pledged Securities or upon the exercise by any such issuer or the Trustee of any right, privilege or option pertaining to any of the Pledged Securities and, in connection therewith, to deposit and deliver any of and all the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency on such terms and conditions as the Trustee may determine, all without liability except to account for property actually received by it, but the Trustee shall have no duty to the Grantors to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing or for the manner of so doing.

          (d) The Trustee may (but is under no obligation to) do whatever in its reasonable judgment may be necessary or advisable for the purpose of preserving or extending the corporate existence of any corporation whose shares of Capital Stock are included as Pledged Securities, except with respect to (i) any Subsidiary of the Company Grantor which is merged into the Company Grantor and (ii) any Wholly Owned Subsidiary which is merged into any other Wholly Owned Subsidiary, in each case in compliance with the provisions of the Indenture and the other Collateral Documents; provided, that the Trustee shall be under no duty to take any action in respect thereof nor shall it incur any liability for its failure to take any such action. Upon a written request from the Company Grantor to the Trustee stating that (i) in order to qualify a person to act as a director of or in any other official relation to any Subsidiary shares of Capital Stock of such Subsidiary are required to be transferred to or for the benefit of such person, and (ii) such Subsidiary has no shares of Capital Stock, other than shares constituting Pledged Securities, the Trustee shall transfer or permit the transfer of shares of Capital Stock as may be necessary to qualify the requisite number of persons to act as directors of or in any other official relation to the issuer of such shares. In every such case the Trustee may make such arrangements as it shall deem necessary for the protection of the Security Interest created hereunder in respect of the shares of Capital Stock so transferred. While such shares remain so transferred they shall not be deemed to be Pledged Securities, but when such shares are no longer needed for such qualification purposes they shall immediately be redeposited and repledged and thereupon again become Pledged Securities.

     SECTION 5.02. Voting Rights; Dividends; Etc. (a) As long as no Event of Default shall have occurred and be continuing:

          (i) the applicable Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Collateral Documents; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken that would (a) directly or indirectly impair the value of the Collateral,
     (b) be inconsistent with or violate any provision of this Agreement, the Indenture or the other Collateral Documents, (c) approve any merger or consolidation with or any sale of substantially all or all the property and assets of the issuer of any of the Pledged Securities, except as otherwise permitted under, or not prohibited by, the terms of this Agreement or the Indenture, or (d) materially and adversely affect the rights inuring to a holder of Pledged Securities or the rights and remedies of the Trustee or the Noteholders under any Collateral Document or the ability of the Trustee or the Noteholders to exercise the same;

          (ii) the applicable Grantor shall be entitled to receive and retain, and to utilize free and clear of the Security Interest created hereunder or the Lien of any other Collateral Document, any and all cash dividends, principal and interest paid with respect to any of the Pledged Securities, to the extent and only to the extent such payments are permitted by, and otherwise made in accordance with, the terms and conditions of the Collateral Documents; provided, however, that any and all:

                    (1) dividends, principal and interest paid or payable other than in cash with respect to, and instruments and other property (other than cash) received, receivable or otherwise distributed with respect to, or in exchange for, or upon conversion of, any Pledged Securities;

                    (2) except in the case of such a dividend or other distribution payable by a Wholly Owned Subsidiary, dividends, principal and interest paid or payable in cash with respect to any such Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                    (3) all other distributions, paid or payable with respect to any Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or on redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, other than any such merger, consolidation, acquisition or exchange with the Company Grantor or any Subsidiary Grantor which is a Wholly Owned Subsidiary;

     shall be forthwith delivered to the Trustee to hold as Collateral, subject to the Security Interest created hereunder or the Lien of any other Collateral Document and, if received by any Grantor, received in trust for the benefit of the Trustee, segregated from the other property or funds of such Grantor and forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement);

          (iii) in order to permit the applicable Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) and to receive the dividends, principal and interest which it is authorized to receive and retain pursuant to paragraph (ii), the Trustee shall, upon written request of the Company Grantor, execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, dividend payment orders, powers of attorney and other instruments as such Grantor may reasonably request for such purposes as shall be specified in such Company Grantor request. Until actually paid, all rights to any such dividends, principal and interest shall remain subject to the Security Interest created hereunder and the Lien of the other Collateral Documents.

          (b) Following the occurrence and during the continuance of an Event of
     Default:

               (i) unless the Trustee shall have otherwise notified the Company, all rights of the applicable Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.02(a)(i) shall without further action cease, and all such rights shall thereupon without further action become vested in the Trustee who shall thereupon have the sole right to exercise such rights during the continuance of such Event of Default;

               (ii) all rights of the applicable Grantor to receive the dividends, principal and interest which it would otherwise be entitled to receive and retain pursuant to Section 5.02(a)(ii) shall without further action cease, and all such rights shall thereupon without further action become vested in the Trustee who shall thereupon have the sole right to receive and hold as Collateral such dividends, principal and interest during the continuance of such Event of Default; and

               (iii) in order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 5.02(b)(i), and to receive all dividends, principal, premium and interest which it may be entitled to receive under Section 5.02(b)(ii), the applicable Grantor shall execute and deliver to the Trustee all such proxies, dividend payment orders, powers of attorney and other instruments as the Trustee may request.

          (c) All dividends, principal and interest which are received by any Grantor contrary to or in violation of the provisions of Section 5.02(b)(ii) shall be received in trust for the benefit of the Trustee, segregated from the other property or funds of such Grantor and forthwith paid over to the Trustee as Collateral in the same form as received by such Grantor (with any necessary endorsement).

          (d) With the consent of the applicable Grantor, the Trustee may join in any plan of voluntary or involuntary reorganization or readjustment or rearrangement in respect of any issuer of Pledged Securities and may accept or authorize the acceptance of new securities issued in exchange therefor under any such plan. If an Event of Default shall have occurred and be continuing, the Trustee shall be entitled to take such steps without the consent of such Grantor. Any new securities so issued shall be deposited and pledged with the Trustee under this Agreement. If the Trustee does not join in such plan of reorganization or readjustment or rearrangement, unless otherwise provided by applicable law, the Trustee shall receive any monies accruing on or apportioned to such Pledged Securities and such monies shall be held as Trust Monies and paid over or applied by the Trustee as provided in the Indenture and the other Collateral Documents.

          (e) Nothing in this Agreement shall prevent:

               (i) the renewal or extension, without impairment of the Security Interest intended to be created hereunder and the Lien of any other Collateral Document, at the same or at a lower or higher rate of interest, of any of the obligations or indebtedness of any corporation included in the Pledged Securities; or

               (ii) the issue in substitution for any such obligations or indebtedness constituting Pledged Securities of other obligations or indebtedness of such corporation for equivalent amounts and of substantially equal or superior rank as to security, if any;

provided, however, in the case of clause (i) or (ii), that every such obligation or indebtedness as so renewed or extended shall continue to be subject to the Security Interest created hereunder and the Lien of any other Collateral Document.

                                    ARTICLE 6
                                   The Trustee

     SECTION 6.01. Trustee's Appointment as Attorney-in-Fact. Each of the Grantors hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each of the Grantors and in the name of the Grantors or in its own name, from time to time in the Trustee's discretion upon the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement and the other Collateral Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and the other Collateral Documents and, without limiting the generality of the foregoing, hereby gives the Trustee the power and right, on behalf of each of the Grantors, without prior notice to or assent by the Grantors, upon the Trustee's good faith determination that such action is reasonably necessary or advisable to perfect, preserve and protect the Security Interest created hereunder and the Lien of any other Collateral Document and, upon the occurrence and during the continuance of an Event of Default, to do the following:

          (i) to ask for, demand, collect, receive and give acquittances and receipts for, settle and compromise any and all monies due and to become due under or by virtue of any of the Collateral and, in the name of the applicable Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under or by virtue of any of the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such monies due under or by virtue of any of the Collateral whenever payable;

          (ii) to pay or discharge taxes or Liens levied or placed on or threatened against the Collateral other than as the same may be permitted by the Collateral Documents, to effect any repairs or maintenance on the Collateral or to effect any insurance required by the terms of this Agreement or any other Collateral Document, and to pay all or any part of the costs thereof, including, without limitation, premiums therefor; provided, that each Grantor agrees to reimburse the Trustee on demand for any payment made or any reasonable expense incurred by the Trustee pursuant to the foregoing authorization; provided, further, that the foregoing shall not be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Trustee or any Noteholder to cure or perform, any covenants or other promises of such Grantor with respect to taxes or Liens and maintenance and repairs as set forth herein or in any other Collateral Document; and

          (iii) (1) to direct any Person liable for any payment under or by virtue of any of the Collateral to make payment of any and all monies, amounts and other obligations due and to become due thereunder directly to the Trustee or as the Trustee shall direct; (2) to receive payment of and receipt for any and all monies, amounts and other obligations due and to become due at any time in respect of or arising out of any Collateral; (3) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices relating to the Collateral; (4) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (5) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral if such Grantor fails to do so and such failure is reasonably likely to have a materially adverse effect on the rights of the Trustee or the Noteholders hereunder or under any Collateral Document or on the value of the Collateral; (6) to settle, compromise or adjust any suit, action or proceeding described in clauses (4) and (5) and, in connection therewith, to give such discharges or releases as the Trustee may reasonably deem appropriate; (7) to communicate with present or future or prospective suppliers, customers or other persons associated with or related to the business of each of the Grantors; and (8) to the extent permitted by law, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and the Grantors' expense, at any time, or from time to time, all acts and things that the Trustee deems necessary to protect, preserve, perfect or realize upon the Collateral and the Security Interest, in order to effect the intent of this Agreement and the other Collateral Documents, all as fully and effectively as each of the Grantors might do.

Notwithstanding the provisions of this Section, nothing contained in this Section shall be construed as requiring or obligating the Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Trustee, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby. The Trustee shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither the Trustee nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for its own wilful misconduct, negligence or bad faith. It is understood and agreed that the appointment of the Trustee as the agent and attorney-in-fact of each Grantor for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve the Grantor of any of its obligations hereunder or under the other Collateral Documents with respect to the Collateral or any part thereof or impose any obligation on the Trustee to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Trustee of any other or further right that it may have on the date of this Agreement or hereafter, whether hereunder, under any other Collateral Document, by law or otherwise.

     Each of the Grantors hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

     SECTION 6.02. Release and Substitution of Collateral. No Collateral shall be released from the Security Interest created hereunder and no assets or property of any kind or nature whatsoever, real, personal or mixed (including Fixtures), whether tangible or intangible, shall be substituted for any of the Collateral, except that the Trustee shall so release or accept substitutions of Collateral in accordance with the provisions of the Indenture, which provisions are hereby incorporated herein by reference as if fully set forth herein.

     SECTION 6.03. Cash Collateral Account. The Trustee will establish a cash collateral account (the "Cash Collateral Account") to hold all Trust Monies received by it from time to time pursuant to the terms of the Indenture and the other Collateral Documents. The Trust Monies on deposit in the Cash Collateral Account shall be invested, withdrawn, used and otherwise managed as provided in this Agreement and the Indenture.

     SECTION 6.04. Indemnification of Trustee. Each of the Grantors hereby jointly and severally agrees to indemnify the Trustee for, and hold it harmless against, any and all reasonable claims, demands, expenses (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's counsel), losses, obligations, damages, penalties, actions, judgments, suits, costs, liabilities or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Trustee in its capacity as such in any way relating to or arising out of or in connection with the acceptance  and  administration  of this  Agreement,  the  Indenture,  the other
Collateral Documents, the Obligations, the Notes or any other documents contemplated by or referred to herein or therein or any of its rights and duties hereunder or under any other Collateral Document or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other document or otherwise arising or relating in any manner to the pledges and Security Interests contemplated hereunder and under the Indenture and the other Collateral Documents, except to the extent such claims, demands, expenses, losses, obligations, damages, penalties, actions, judgments, suits, costs, liabilities or disbursements have resulted from the (i) willful misconduct, gross negligence or bad faith of the Trustee or (ii) any legal proceedings commenced against the Trustee or any Noteholder by any security holder or creditor thereof arising out of and based upon rights afforded such security holder or creditor solely in its capacity as such. Each of the Grantors hereby jointly and severally agrees to pay, and to save the Trustee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE 7
                                    Remedies

     SECTION 7.01. Remedies; Rights Upon Default. (a) Upon the occurrence and during the continuance of an Event of Default:

               (i) all payments received by the Grantors under or in connection with any of the Collateral shall be held by such Grantor in trust for the Trustee for the benefit of the Noteholders, shall be segregated from other property and funds of the Grantors and shall forthwith upon receipt by any of the Grantors be paid over to the Trustee as Collateral, in the same form as received by such Grantor (with any necessary endorsements);

               (ii) any and all such payments so received by the Trustee (whether from the Grantors or otherwise) shall be held by the Trustee and applied by it in the manner provided in the Indenture;

               (iii) each Grantor shall deliver each item of Collateral to the Trustee on demand; and the Trustee shall have the right to seize and take possession (and temporary possession of any non-Collateral in connection with any such repossession with the right to store temporarily, at the Grantors' expense and risk, such non-Collateral), with or without legal process and with or without prior notice or demand for performance, of any Collateral and the evidence and records pertaining to the Collateral (including, without limitation, customer lists, correspondence with present or future or prospective suppliers or customers, advertising materials, credit files, computer tapes, programs, printouts and all other computer materials, records and electronic data processing software) and may enter, without liability for trespass, the premises where they, or any of them, are located for the purpose of effecting such possession or removal; the Trustee shall not be liable to such Grantor for any damage suffered by such Grantor by reason of such entry or seizure unless it results from the Trustee's wilful misconduct, gross negligence or bad faith; and each of the Grantors hereby agrees jointly and severally to indemnify and hold harmless the Trustee from and against any and all claim, expense or liability that it may incur to any Person by reason of such entry or seizure except to the extent resulting from the Trustee's wilful misconduct, gross negligence or bad faith; and

               (iv) the Trustee may hire and maintain on any of the Grantors' premises a custodian or independent contractor selected by the Trustee who shall have full authority to do all lawful acts necessary to protect the Trustee's interest and to report to the Trustee thereon.

     Each of the Grantors hereby agrees to cooperate with any such Person and to do whatever the Trustee may reasonably request to preserve the Collateral.

               (b) Upon the occurrence and during the continuance of any Event of Default, the Trustee may exercise, in addition to all other rights and remedies granted in this Agreement and in any other Collateral Document, all rights and remedies of a secured party after default under the Uniform Commercial Code or any other applicable law in the applicable jurisdiction. Without limiting the generality of the foregoing, each of the Grantors expressly agrees that in any such event the Trustee may, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or on such Grantor or any other Person, all and each of which demands, advertisements and notices are (to the fullest extent permitted by applicable law) hereby expressly waived, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof and may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver, the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable, irrespective of the effect of any such sales on the market price of the Collateral. The Trustee or any Noteholder shall have the right on any such public sale or sales and, to the extent permitted by law, on any such private sale or sales to purchase the whole or any part of such Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any of the Grantors. Each of the Grantors further agrees to assemble, at the Trustee's reasonable request in connection with any such sale, the Collateral and make it available to the Trustee at places that the Trustee reasonably selects, whether at such Grantor's premises or elsewhere. The Trustee shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale in the manner provided in the Indenture. Upon any sale of the Collateral by the Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or such officer or be answerable in any way for the misapplication thereof.

     Each of the Grantors agrees that the Trustee need not give more than 10 days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification, as provided in Section 9.504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions. No notification need be given to such Grantor if it has signed, after default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Trustee may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Trustee may (in its sole and absolute discretion) determine. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Subject to Section 2.01(b), each of the Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral applied to the Obligations pursuant to the Indenture are insufficient to pay in full all Obligations and each of the Grantors also shall be liable for the reasonable fees and expenses of any attorneys employed by the Trustee to collect any such deficiency. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Trustee shall be free to carry out such sale pursuant to such agreement and (c) no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Trustee shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Trustee may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     SECTION 7.02. Private Sales. (a) Each of the Grantors recognizes that the Trustee may be unable to effect a public sale of any part of or all the Collateral by reason of certain prohibitions contained in the Securities Act and the rules and regulations thereunder and applicable state securities or "blue sky" laws. The Trustee is hereby authorized at any one or more private sales (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each of the Grantors acknowledges and agrees that any such private sale may result in proceeds and other terms less favorable to the seller than if such sale were a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration under the Securities Act) and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to engage in public sales or delay a sale of any of the Collateral for the period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

          (b) Each of the Grantors recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any foreign government or regulatory authority, agency or body, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such foreign government or regulatory authority, agency or body. Each of the Grantors acknowledges that any such sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales.

          (c) Each of the Grantors further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of any portion of or all the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators, regulators or governmental bodies, authorities or agencies having jurisdiction over any such sale or sales, all at such Grantor's expense. Such Grantor shall and shall cause each issuer of any Pledged Securities to be sold hereunder from time to time to furnish to the Trustee all such information as the Trustee may reasonably request in order to determine the number of shares, notes and other instruments included in the Collateral which may be sold by the Trustee as exempt transactions under the Securities Act and the rules and regulations thereunder, as the same are from time to time in effect.

     SECTION 7.03. Authorization to Issuers. Each Grantor hereby authorizes and instructs, and shall cause, each issuer of any Pledged Securities to comply with any written instruction received by such issuer from the Trustee that states that an Event of Default has occurred and is continuing and that is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and such Grantor agrees that such issuers shall be fully protected in so complying.

     SECTION 7.04. Grant of License to Use Intellectual Property. For the purpose of enabling the Trustee to exercise rights and remedies under this Article at such time as the Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Trustee (solely in its capacity as Trustee) an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license (in each case to the fullest extent of the Grantors' rights to do
so) any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, including, without limitation, in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Trustee shall be exercised, at the option of the Trustee, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sub-license or other transaction entered into by the Trustee in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

                                    ARTICLE 8
             Lockboxes; Proceeds; Collection of Accounts Receivable

     SECTION 8.01. Lockboxes. The Company shall at all times maintain one or more Lockboxes with such banks ("Lockbox Banks") as the Company shall select. The Company Grantor shall direct all obligors on all Accounts Receivable to make payments in respect thereof to a Lockbox, or directly to the Concentration Account. The Company Grantor shall immediately deposit in a Lockbox or the Concentration Account all cash payments made for Inventory or in respect of Accounts Receivable in the identical form in which such payment was made, whether by cash or check. The Company Grantor, and any of its Affiliates, employees, agents or other Persons acting for or in concert with the Company Grantor, shall, acting for the benefit of and as agent for the Trustee, receive, for the benefit of the Noteholders (subject to the Grantor's rights of withdrawal and direction pursuant to Section 8.02 of this Agreement, and to the right of the Company Grantor to excess proceeds pursuant to Section 8.3 and
Section 6.10 of the Indenture), any monies, checks, notes, drafts or any other payments relating to or proceeds of Accounts Receivable or other Collateral which come into the possession or under the control of the Company Grantor or any of its Affiliates, employees, agents or other Persons acting for or in concert with the Company Grantor, and immediately upon receipt thereof, the Company Grantor or such Persons shall deposit the same or cause the same to be deposited, in kind, in a Lockbox or the Concentration Account.

     SECTION 8.02. Collection of Accounts Receivable Prior to Default Prior to the date on which an Event of Default has occurred and the Trustee has notified the Company Grantor that an Event of Default has occurred, the Grantors may, and the Trustee hereby authorizes the Grantors to, subject to Section 10.5 of the Indenture, assign, collect, liquidate, sell, factor or otherwise dispose of Accounts Receivable, to retain the proceeds thereof and of any Sales of Inventory and to apply such proceeds to any use not prohibited under this Agreement or the Indenture. The Grantors shall be entitled to withdraw, or direct the disbursement, of any proceeds of Accounts Receivable or Inventory from any Lockbox and the Concentration Account at any time prior to the date referenced in the immediately preceding sentence.

     SECTION 8.03. Directed Funds. From and after the date upon which an Event of Default has occurred and is continuing, the Trustee may direct the Lockbox Banks or the bank in which the Concentration Account is located to forward to the Trustee all or any portion of the amounts from time to time deposited in the Lockboxes or the Concentration Account, as the case may be. The Trustee shall promptly apply such funds as set forth in Section 6.10 of the Indenture.

     SECTION 8.04. Collection of Accounts Receivable During Default. The Trustee may at any time when an Event of Default has occurred and is continuing in its sole discretion upon written notice to the Company Grantor, elect to require that the Accounts Receivable be paid directly to the Trustee. In such event, the Company Grantor shall, and shall permit the Trustee to, promptly notify the account debtors or obligors under the Accounts Receivable of the Trustee's interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Accounts Receivable directly to the Trustee. Upon receipt of any such notice from the Trustee, the Company Grantor shall thereafter hold in trust for the Trustee all amounts and proceeds received by it with respect to the Accounts Receivable and other Collateral and immediately and at all times thereafter deliver to the Trustee all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Article 11 of the Indenture.

     SECTION 8.05. Special Collateral Account. From and after the date upon which an Event of Default has occurred and is continuing, the Trustee may require all cash proceeds received by the Trustee under this Article to be deposited, until applied as provided in this Article, in the Cash Collateral Account as security for the Obligations. During the continuance of an Event of Default, the Company Grantor shall have no control whatsoever over such cash collateral account or the investment thereof. The Trustee shall apply the collected balances as set forth in Article 11 of the Indenture. The Trustee shall release to the Company Grantor any amounts deposited in such cash collateral account on the first Business Day on which no Event of Default is continuing.

                                    ARTICLE 9
                                  Miscellaneous

     SECTION 9.01. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or on the Grantors or the Trustee
(a) shall be in writing and (b) shall be given or made, if to (1) any Grantor, 11550 North Meridian Street, Carmel, Indiana 40632, Attention: Gary Bilsland, and (2) the Trustee, at 101 Barclay Street, Floor 21W, New York, New York 10286,
Attention: Corporate Trust Trustee Administration; or at such other address as any of such party may hereafter specify to each of the other parties in writing, and (unless otherwise specified herein) shall be deemed delivered upon receipt, if delivered by hand, or five Business Days after mailing, and all mailed notices shall be by first-class mail, postage prepaid.

     SECTION 9.02. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Collateral Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.03. No Waiver; Remedies Not Exclusive. (a) The Trustee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing signed by the Trustee, and then only to the extent therein set forth. A waiver of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee would otherwise have on any future occasion. No failure to exercise nor any delay in exercising, on the part of the Trustee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Trustee hereunder and under the other Collateral Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. The rights and remedies hereunder provided may be exercised singly or concurrently, from time to time as often as may be deemed expedient by the Trustee. No right or remedy conferred upon or reserved to the Trustee by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right and remedy shall be cumulative and shall be in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity.

          (b) In the event the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Grantors and the Trustee shall, to the extent permitted by applicable law, be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Trustee shall continue as if no such preceding had been instituted.

     SECTION 9.04. Amendments, Etc. This Agreement may not be amended, supplemented or modified except in accordance with the terms of the Indenture; provided, that this Agreement may be amended, supplemented and modified in connection with the addition or deletion of Subsidiary Grantors as parties hereto as provided in Section 4.08 and in connection with the pledging of additional Collateral by any Grantor as provided in Section 5.01(a); provided, further, that no amendment, supplement or modification described in the previous proviso of this sentence shall adversely affect the interests of the Noteholders.

     SECTION 9.05. Termination. Upon payment in full of all the Obligations or upon compliance by the Company Grantor with the provisions of Sections 8.1 of the Indenture, this Agreement shall terminate and the Trustee shall reassign and redeliver to each of the Grantors all their respective Collateral hereunder which has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof or of any other Collateral Document. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee and shall be at the expense of the Grantors. At such time, this Agreement shall no longer constitute a Lien upon any of the Collateral and the Trustee shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents that the Grantors shall reasonably request to evidence such termination or release. Any execution and delivery of termination statements or documents pursuant to this Section shall be without recourse to or warranty by the Trustee. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned, upon the insolvency, bankruptcy or reorganization of any Grantor, or otherwise, all as though such payment had not been made and, if applicable, this Agreement had never been terminated.

     SECTION 9.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY; PROVIDED, HOWEVER, THAT ANY REMEDIES HEREIN PROVIDED WHICH SHALL BE VALID UNDER THE LAWS OF THE JURISDICTION WHERE PROCEEDINGS FOR THE ENFORCEMENT HEREOF SHALL BE TAKEN SHALL NOT BE AFFECTED BY ANY INVALIDITY UNDER THE LAW OF THE STATE OF NEW YORK.

     SECTION 9.07. Consent to Jurisdiction and Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Collateral Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Trustee may otherwise have to bring any action or proceeding relating to this Agreement or the other Collateral Documents against any Grantor or its properties in the courts of any jurisdiction.

          (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Collateral Documents in any New York State or Federal court of the United States of America sitting in the City of New York, or any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 9.08. Conflicts with TIA; Indenture. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Agreement by any of the provisions of the TIA, such required provision shall control. If any provision hereof conflicts with any provision of the Indenture, the provision set forth in the Indenture shall control.

     SECTION 9.09. Survival of Obligations. All obligations set forth in Sections 2.02, 6.04 and 9.13 shall survive the execution, delivery and termination of this Agreement and all other Collateral Documents and the payment in full of all Obligations or the compliance by the Company with the provisions of Section 8.1 of the Indenture.

     SECTION 9.10. Successors and Assigns. Subject to Section 9.14, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Grantor that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 9.11. Counterparts. This Agreement may be executed in any number of separate counterparts, and all of the said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 9.12. Descriptive Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     SECTION 9.13. Expenses. The Grantors agree to pay to the Trustee, from time to time, upon demand, all reasonable fees, costs and expenses of the Trustee (including, without limitation, the reasonable expenses, fees and disbursements of its counsel) incurred by the Trustee or arising in connection with (a) the preparation, execution, delivery, administration, modification, amendment or termination of this Agreement or the enforcement of any of the provisions hereof, (b) the custody or preservation and protection of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the preservation, protection, defense, exercise or enforcement of any of the rights of the Trustee hereunder and in and to the Collateral or (d) the failure by any of the Grantors to perform or observe any of the provisions hereof.

     SECTION 9.14. Continuing Security Interest: Transfer of Notes. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all Obligations are indefeasibly paid in full or the Company Grantor complies with the provisions of Section 8.1 of the Indenture, (b) be binding upon each of the Grantors and each of their successors and assigns and (c) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, and each Noteholder, and each of their respective successors, transferees and assigns; no other Person (including, without limitation, any other creditor of any of the Grantors) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of clause (c), the Trustee may assign or otherwise transfer any Indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Person herein or otherwise. Neither this Agreement nor any interest herein or in the Collateral, or any part thereof, except as otherwise permitted by any of the Collateral Documents, may be assigned by any of the Grantors; provided, however, that this Agreement may be assigned by the Company Grantor to any Person that shall become the obligor under the Indenture in compliance with the Indenture if such person executes and delivers an amendment hereto whereby it expressly assumes all obligations of the Company Grantor hereunder as if it were an original party hereto. This Agreement shall be deemed to be automatically assigned by the Trustee to any Person who succeeds to the Trustee in accordance with the Indenture and such assignee shall have all rights and powers of, and act as, the Trustee hereunder.

     SECTION 9.15. Security Interest Absolute. All rights of the Trustee, the Security Interest created hereunder and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Obligations, the Notes, the Indenture or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Obligations, the Notes, the Indenture or any other agreement or instrument relating thereto;

          (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations; or

          (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any of the Grantors (other than the indefeasible payment in full of the Obligations).

     SECTION 9.16. Further Assurances. Each Grantor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Trustee may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Trustee its rights and remedies hereunder.

     SECTION 9.17. Rules of Construction. The rules of construction specified in
Section 1.04 of the Indenture shall be applicable to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and become effective by their respective duly authorized officers.


Attest:                             Anacomp, Inc., as Company Grantor

By:------------------------         By:----------------------------------------
                                       Name:
                                       Title:



Attest:                             Florida AAC Corporation, as a Subsidiary
                                    Grantor

By: -------------------             By:-----------------------------------------
                                       Name:
                                       Title:

                                   The Bank of New York, as Trustee

                                   By:-----------------------------------------
                                      Name:
                                      Title:

                                                                Exhibit A to the
                                                   Secruity and Pledge Agreement


                             PERFECTION CERTIFICATE

     Reference is made to the Security and Pledge Agreement dated as of ____________, 1996(as the same may be amended, supplemented or modified from time to time, the "Security and Pledge Agreement"), among Anacomp, Inc. (the "Company Grantor"), the U.S. Restricted Subsidiaries referred to therein, such other U.S. Restricted Subsidiaries as may from time to time become parties thereto pursuant to Section 4.08 thereof (each a "Subsidiary Grantor" and, together with the Company Grantor, the "Grantors") and The Bank of New York, as Trustee.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security and Pledge Agreement.

     The undersigned, an Officer and the chief legal officer of the Company Grantor, hereby certify to the Trustee as follows:

     1. Names. (a) The exact corporate name of each Grantor under the Collateral Documents, as such name appears in its respective certificate of incorporation, is set forth on Schedule 1.

          (b) Set forth on Schedule 1 is each other corporate name each Grantor has had since its organization, together with the date of the relevant change.

          (c) Except as set forth on Schedule 1, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, included in Schedule 1 is the information required by items 1 and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.

          (d) Set forth on Schedule 1 is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

          (e) Set forth on Schedule 1 is the Federal Taxpayer Identification Number of each Grantor.

     2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor               Mailing Address                County          State


   (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any evidence or records relating to any Collateral (with each location at which chattel paper, if any, is kept being indicated by an "*"):

Grantor               Mailing Address                County          State


   (c) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a) or (b):

Grantor               Mailing Address                County          State


   (d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above:

Grantor               Mailing Address                County          State


   (e) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than the Grantors that have possession of any of the Collateral:

Grantor         Name of Person     Mailing Address         County      State

     3. File Search Reports. Attached as Schedule 3A are true copies of file search reports dated no more than 30 days prior to the date of this Perfection Certificate from the Uniform Commercial Code filing offices where filings are to be made as required by the Security and Pledge Agreement. Attached hereto as
Schedule 3B is a true copy of each financing statement or other filing identified in such file search reports.

     IN WITNESS WHEREOF, we have hereunto set our hands this day of , 1996.

                                           Anacomp, Inc.


                                           By:---------------------------------
                                              Name:
                                              Title:

                                                                   Schedule 1 to
                                                          Perfection Certificate



Item l(a):









Item l(b):





Item l(d):





Item l(e):



Name                                Federal Taxpayer Identification
- - ----                                -------------------------------

                                                                  Schedule 3A to
                                                          Perfection Certificate



                             UCC File Search Reports
                             -----------------------

                                                                  Schedule 3B to
                                                          Perfection Certificate


                              Financing Statements
                              --------------------
                      Identified in UCC File Search Reports
                      -------------------------------------

                                                                Exhibit B to the
                                                   Security and Pledge Agreement



          SUPPLEMENT NO. ----- dated as of ------------, ----, to the Security and Pledge Agreement dated as of ------------, ---, 1996 (as the same may be amended, supplemented or modified from time to time, the "Security and Pledge Agreement"), among Anacomp, Inc. (the "Company Grantor"), the U.S. Restricted Subsidiaries referred to therein, such other U.S. Restricted Subsidiaries as may from time to time become parties thereto pursuant to Section 4.08 thereof and The Bank of New York, as Trustee.

          A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security and Pledge Agreement.

          B. Pursuant to Section 4.08 of the Security and Pledge Agreement, each U.S. Restricted Subsidiary that was not in existence or not such a U.S. Restricted Subsidiary on the date of the Security and Pledge Agreement is required to become a party to the Security and Pledge Agreement as a Subsidiary Grantor upon becoming a U.S. Restricted Subsidiary. Section 4.08 of the Security and Pledge Agreement provides that any such additional U.S. Restricted Subsidiaries shall become Subsidiary Grantors under the Security and Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned U.S. Restricted Subsidiary (the "New U.S. Restricted Subsidiary") is executing this Supplement in accordance with the requirements of the Security and Pledge Agreement to become a Grantor under the Security and Pledge Agreement.

          Accordingly, the Trustee and the New U.S. Restricted Subsidiary agree as follows:

          SECTION 1. In accordance with Section 4.08 of the Security and Pledge Agreement, the New U.S. Restricted Subsidiary by its signature below becomes a Subsidiary Grantor under the Security and Pledge Agreement with the same force and effect as if originally named therein as a Subsidiary Grantor, and the New U.S. Restricted Subsidiary hereby (a) agrees to all the terms and provisions of the Security and Pledge Agreement applicable to it as a Grantor thereunder, (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof and (c) attaches cumulatively updated Schedules in the form of Schedules I through VI to the Security and Pledge Agreement. Each reference to a "Grantor" in the Security and Pledge Agreement shall be deemed to include the New U.S. Restricted Subsidiary. The Security and Pledge Agreement is hereby incorporated herein by reference.

          SECTION 2. The New U.S. Restricted Subsidiary represents and warrants to the Trustee that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors' rights generally.

          SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New U.S. Restricted Subsidiary and the Trustee.

          SECTION 4. Except as expressly supplemented hereby, the Security and Pledge Agreement shall remain in full force and effect.

          SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY; PROVIDED, HOWEVER, THAT ANY REMEDIES HEREIN PROVIDED WHICH SHALL BE VALID UNDER THE LAWS OF THE JURISDICTION WHERE PROCEEDINGS FOR THE ENFORCEMENT HEREOF SHALL BE TAKEN SHALL NOT BE AFFECTED BY ANY INVALIDITY UNDER THE LAW OF THE STATE OF NEW YORK.

          SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security and Pledge Agreement. All communications and notices hereunder to the New U.S. Restricted Subsidiary shall be given to it at the address set forth under its signature below.

          IN WITNESS WHEREOF, the New U.S. Restricted Subsidiary and the Trustee have duly executed this Supplement to the Security and Pledge Agreement as of the day and year first above written.

                                          [NAME OF NEW U.S. RESTRICTED
                                          SUBSIDIARY],

                                          by-----------------------------------
                                            Name:
                                            Title:
                                            Address:



                                          THE BANK OF NEW YORK, as
                                               Trustee,

                                          by-----------------------------------
                                            Name:
                                            Title:

                                                                Exhibit C to the
                                                   Security and Pledge Agreement



          SUPPLEMENT  NO.  ------ dated as of  ----------,  -----,  ----, to the
Security and Pledge Agreement dated as of -----------, ---- 1995 (as the same may be amended, supplemented or modified from time to time, the "Security and Pledge Agreement"), among Anacomp, Inc. (the "Company Grantor"), the U.S. Restricted Subsidiaries referred to therein, such other U.S. Restricted Subsidiaries as may from time to time become parties thereto pursuant to Section
4.08 thereof and The Bank of New York, as Trustee.

          A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security and Pledge Agreement.

          B. Pursuant to Section 5.01(a) of the Security and Pledge Agreement, each Grantor thereunder is required to deliver thereunder any securities not in existence or becoming Pledged Securities subsequent to the date the Security and Pledge Agreement was initially executed promptly upon such securities so existing or becoming Pledged Securities. Section 5.01(a) of the Security and Pledge Agreement provides that each Grantor (as applicable, the "Acquiring Grantor") that acquires any such Pledged Securities shall execute and deliver an instrument in the form of this Supplement and complete and fully update Schedule III to the Security and Pledge Agreement showing cumulatively all Pledged Securities.

          Accordingly, the Trustee and the Acquiring Grantor agree as follows:

          SECTION 1. In  accordance  with  Section  5.01(a) of the  Security and
Pledge Agreement, the Acquiring Grantor by its signature below pledges the securities listed in Schedule I to this Supplement to the Trustee with the same force and effect as if originally pledged to the Trustee under the Security and Pledge Agreement, and the Acquiring Grantor hereby (a) agrees that all the terms and provisions of the Security and Pledge Agreement applicable to Pledged Securities shall be fully applicable to such securities, (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof and (c) attaches a fully updated Schedule III to the Security and Pledge Agreement showing cumulatively all Pledged Securities. The Security and Pledge Agreement is hereby incorporated herein by reference.

          SECTION 2. The Acquiring Grantor represents and warrants to the Trustee that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors' rights generally.

          SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the Acquiring Grantor and the Trustee.

          SECTION 4. Except as expressly supplemented hereby, the Security and Pledge Agreement shall remain in full force and effect.

          SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY; PROVIDED, HOWEVER, THAT ANY REMEDIES HEREIN PROVIDED WHICH SHALL BE VALID UNDER THE LAWS OF THE JURISDICTION WHERE PROCEEDINGS FOR THE ENFORCEMENT HEREOF SHALL BE TAKEN SHALL NOT BE AFFECTED BY ANY INVALIDITY UNDER THE LAW OF THE STATE OF NEW YORK.

          SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          IN WITNESS WHEREOF, the Acquiring Grantor and the Trustee have duly executed this Supplement to the Security and Pledge Agreement as of the day and year first above written.

                                        [NAME OF ACQUIRING GRANTOR],


                                        by-------------------------------------
                                           Name:
                                           Title:



                                         THE BANK OF NEW YORK, as
                                            Trustee,


                                          by-----------------------------------
                                            Name:
                                            Title:

                                                   Schedule I to Supplement No.
                                               to Security and Pledge Agreement



                             NEW PLEDGED SECURITIES

Pledged Shares
- - --------------


                                                         Percentage
                    Class     Stock             Number    Ownership  Percentage
                     of     Certificate   Par    of      (Direct or   Pledge to
Owner    Issuer     Stock     No(s)      Value  Shares    Indirect)    Trustee
- - -----    ------     -----   -----------  -----  ------   ----------  ----------








Pledged Notes
- - -------------


                           Original                                  Final
Holder     Obligor      Amount of Note        Date of Note      Maturity Date
- - ------     -------      --------------        ------------      --------------

                                                                  Schedule I to
                                                  Security and Pledge Agreement



                                  GRANTOR NAMES


COMPANY GRANTOR:

         Anacomp, Inc.

SUBSIDIARY GRANTOR:

         Florida A A C Corporation

                                                                 Schedule II to
                                                  Security and Pledge Agreement



              ANACOMP, INC. ISSUED PATENTS AND PENDING APPLICATIONS

Patent No.                         Title                               Issued
- - ----------                ----------------------                       ------

4,079,296            Variable Speed AC Motor Control -                 03/14/78
                     Expires 03/14/95

4,084,212                Corona Charging Unit for Microfiche           04/11/78
                     Reader/Printer -   Expires 04/11/95


4,105,312            Carriage Mechanism for Microfiche                 08/08/78
                     Beam Cathode Ray Tube - Expires 08/15/95


4,107,582            Character Selector for a Shaped                   08/15/78
                     Beam Cathode Ray Tube - Expires 08/15/95

4,111,537            Optical Structure for Microfiche                  09/05/78
                     Reader - Expires 09/05/95

4,122,234            Article Employing A Heat Hardenable               10/24/78
                     Liquid Film Forming Composition
                     with Articles Dispersed Therein and
                     Method for Making Same - Expires 10/24/95

4,123,699            Vertically Scanning Microfilm Reader and          10/31/78
                     Reader Printer - Expires 10/31/95


4,130,352            Portable Microfiche Reader With Foldup            12/19/78
                     Lens and Mirror Assembly - Expires 12/19/96


4,141,640            Method and Apparatus for Developing                02/27/79
                     Microfilm - Expires 02/27/96

4,148,582            Programmable Microfiche Duplicator                04/10/79
                     and Sorter Apparatus - Expires 02/27/96


4,152,156            Duplication-Proof Photographic Film -             05/01/79
                     Expires 05/01/96

4,156,978            Microfiche Carrier - Expires 06/05/96             06/05/79

4,157,870            Exposure Station - Expires 06/12/96               06/12/79

4,165,160            Lamp Assembly and Power Module for                08/21/79
                     Fanless Microfiche Reader - Expires 08/21/96

4,167,310            Lamp Assembly and Power Module for                09/11/79
                     Fanless Microfiche Reader - Expires 09/11/96

4,169,675            Microfiche Duplicator - Expires 10/02/96          10/02/79

4,217,039            Microfiche Viewer with Rotatable Base -           08/12/80
                     Expires 08/12/97

4,242,819            Microfiche Carrier Assembly -                     01/06/81
                     Expires 01/06/98

4,247,184            Magnetic Indexing System for Microfilm            01/27/81
                     Reader - Expires 01/27/98

4,257,180            Microfiche Viewer - Expires 03/24/98              03/24/81

4,268,135            Image Focusing Apparatus - Expires 05/19/98       05/19/81

4,283,136            Microfiche Reader-Printer Having Multi-Format     08/11/81
                     Capabilities -   Expires 08/11/98

4,287,564            Method of Correcting for Misalignment             09/01/81
                     of Microfiche Frames - Expires 09/01/98

4,289,396            Microfiche Reader Printer with                    09/15/81
                     Interchangeable Carriages - Expires 09/15/98


4,290,734            Rigid Disc Handling Device and Method -           09/22/81
                     Expires 09/22/98

4,306,007            Process of Making and Using Fade-Resistant        12/15/81
                     Diazo Microfilm - Expires 12/15/98


4,320,943            Carriage Support Arrangement for a                03/23/82
                     Microfiche Reader - Expires  03/23/99

4,334,742            Microfiche Reader Assembly and Method -           06/15/82
                     Expires 06/15/99

4,334,743            Optical Arrangement for Use in Microfiche         06/15/82
                     Reader and Method -Expires 06/15/99

4,337,994            Linear Beam Scanning Apparatus Especially         07/06/82
                     Suitable for Recording Data on Light
                     Sensitive Film - Expires 07/06/99

4,339,181            Lens Arrangement for Microfiche Reader            07/13/82
                     Assembly and Method - Expires 07/13/99

4,351,592            Collapsible Microfiche Reader Assembly            07/13/82
                     Especially Suitable for Use in a Desk
                     Drawer - Expires 07/13/99

4,354,603            Rigid Magnetic Disc Stacker - Expires 10/19/99    10/19/82

4,367,518            Lens System for Microfiche Duplicator -           01/04/83
                     Expires 01/04/00

4,370,689            Flexible Magnetic Recording Medium With           01/25/83
                     Improved Reinforcement Means - Expires 01/25/00

4,385,587            Apparatus for Processing a Flexible               05/31/83
                     Magnetic Recording - Expires 05/31/00

4,508,808            Method of Using Diazotype Photographic            04/02/85
                     Materials (11 1/2yr. Maint. Fee due 10/02/96)

4,555,437            Transparent Ink Jet Recording Media               11/26/85
                    (Tanck Patent) (11 1/2yr. Maint. Fee
                    due 02/26/97)

4,630,427            Prescored Jacket Assembly Apparatus and           12/23/86
                     Method (11 1/2yr. Maint. Fee due 06/23/98)

4,652,961            Micro-Floppy Diskette with Inner                  03/24/87
                     Containment System (11 1/2yr. Maint. Fee due 11/24/98)

4,710,691            Process & Apparatus for Characterizing &          12/01/87
                     Controlling a Synchronous Motor in
                     Microstepper Mode (Maintenance Fee
                     Due 06/01/95)

4,783,685            Reader Printer (Maintenance Fee Due 05/08/96)     11/08/88

4,975,714            Focusing Mechanism for Linescan Imaging           12/04/90
                     (Maintenance Fee Due 06/04/98)

5,095,320            Focusing Mechanism for Linescan                   03/10/92
                     Imaging (Maintenance Fee Due 09/10/95)

5,113,219            Pneumatic Pressure Pad for Cyclical Even          05/12/92
                     Application of Pressure Forces,
                     Particularly for Contact Duplication of
                     Microfiche (Maintenance Fee Due 11/12/95)

5,140,374            Reader Printer (Maintenance Fee                   08/18/92
                     Due 02/18/96)

5,148,208            Disposable Container for Dispensing of            09/15/92
                     Photographic Developing Liquids
                     (Maintenance Fee Due 03/15/97)

5,153,625            Film Canister to Facilitate Diameter              10/06/92
                     Sensing (Maintenance Fee Due 04/06/96)

5,274,323            Reloadable Canister with Replaceable              09/21/93
                     Film Spool (Foreign Filed)
                     (Maintenance Fee Due 03/21/97)

5,304,462            Composition for and Method of Cleaning            04/19/94
                     Continuous, Nonreplenished Film Developers and Replenished Film Developers (Maintenance
                     Fee Due 10/19/97)

5,389,992            Reloadable Canister with Replaceable Film         02/14/95
                     Spool(Continuation)(Maintenance Fee
                     Due 08/14/98)

            PATENTS REGISTERED IN THE NAME OF GRAHAM MAGNETICS, INC.,
                         ACQUIRED BY ANACOMP IN MAY 1994
                      AND SUBSEQUENTLY MERGED INTO ANACOMP
                              (AS OF MAY 15, 1996)



Title                           S.N.         Issued              Pat. No.
- - ------------------------------------------------------------------------------

U.S.                            126,396      01/26/82            4,312,896

U.S. CIP                        892,984      12/02/80            4,237,506

Cleaning of Self-loaded Tape    948,704      07/22/80            4,213,223
Cartridges (Strap)

U.S. Div.                       125,622      02/22/81            4,290,821

Novel Calendar Apparatus        908,644      01/06/81            4,242,954

U.S. Div.                       186,517      01/26/82            4,312,898

Improved High Temp Mag. Tape    887,545      02/19/80            4,189,514

Streamline Divisional Appln.    084,339      05/12/81            4,267,206
Of 070

Error Testing of Recording      970,666      03/10/81            4,255,807
Media such as Magnetic Tape

Error Locator                   486,191      12/23/86            4,631,479

Baffled System                  513,770      01/22/85            4,494,878

Bimodal Multi-Track Magnetic    171,842      12/18/90            4,979,051
Head

Recording System Having Head    171,755      12/04/90            4,975,791
Transducers with Controlled
Skew

Title                           S.N.         Filed/Issued        Pat. No.
- - -------------------------------------------------------------------------------

Process for Making Coatings                                      Awaiting
with Improved Winding                                            information
Characteristics

Means to Stabilize Operation                                     Awaiting
Characteristics of                                               information
Belt-Driven Cartridge over
Wide Temperature Range

Means to Reduce Fluctuations                                     Awaiting
in Tape Speed and Tension in                                     information
Belt-Driven Cartridge

Means to Reduce Tension                                          Awaiting
Changes in Belt-Driven                                           information
Cartridge

Roll Cleaning Utilizing Laser                                    Patent search
Abatement                                                        completed

                    ANACOMP, INC. PENDING PATENT APPLICATIONS

    Title                                                  Patent or Serial No.
- - ---------------------------------------------   -------------------------------

Reloadable Canister with Replaceable Film Spool                       5,247,323

Foreign Filed:                                                          2052717
Canada

Japan                                                                  51701191

EPO Designating Austria; France, Germany, Italy, U.K.,                 91982329
Netherlands, Switzerland

Reloadable Canister with Replaceable Film Spool                       5,389,992

Reloadable Canister with Replaceable Film Spool (Filed 02/10/95      08/387,020
Continuation Application)

Digitized Image Reader (Filed 04/02/93) Continuation-in-part          5,477,343
Application

Foreign Filed:                                                          4132393
Australia

Canada                                                                  2098693

EPO Designating:  Austria; Belgium; Denmark; France; Germany;         931097232
Greece; Italy; Netherlands; Portugal; Spain; Sweden;
Switzerland/Liechtenstein; United Kingdom

Japan                                                                  14661693

Reloadable Film Magazine                                             08/540,657

Daylight Loadable Film Reel With Overly Wide Leader            Not Yet Assigned

The following U.S. Patents also have the indicated foreign counterparts:


Country                      Title                           Foreign Patent No.
- - ----------------  -------------------------------------  ----------------------

Canada              MICROFICHE READER/PRINTER                      1037104
                    U.S. No.:  3,899,248

Canada              MICROFICHE READER/PRINTER                      1050098
                    U.S. No.:  3,898,004

Canada              SELECTOR INTERLOCK FOR                         1063947
                    MICROFICHE CARTRIDGE
                    U.S. No.:  4,054,378

Canada              OPTICAL STRUCTURE FOR MICROFICHE READER        1095298
                    U.S. No.  4,111,537

Canada              VERTICALLY SCANNING MICROFILM                  1072380
                    AND READER/PRINTER - No.  U.S. Patent

Canada              PORTABLE MICROFICHE READER                     1097960
                    WITH FOLDUP LENS AND MIRROR
                    ASSEMBLY - U.S. No.:  4,130,352

Canada              MICROFICHE DUPLICATOR WITH                     1099136
                    COLLIMATED
                    BAFFLED LIGHT                                  1102162
                    LENS SYSTEM FOR MICROPHONE                     1127893
                    DUPLICATOR
                    U.S. No.:  4,141,640

Canada              MICROFICHE CARRIER ASSEMBLY -                  1103493
                    U.S. No.:  4,242,819

Canada              FADE RESISTANT DIAZO MICROFILM                 Pending

Canada              IMAGING FOCUSING APPARATUS                     1128343
                    U.S. No.:  4,268,135

Canada              MICROFICHE READER PRINTER WITH                 1140376
                    INTERCHANGEABLE
                    CARRIAGES
                    U.S. No.:  4,289,396

                               FLORIDA A A C CORP.
                               -------------------

                                      None

                                 PATENT LICENSES
                                 ---------------


          Tape Cartridge License Agreement (the "DEC License Agreement") dated effective as of February 1, 1989, between Digital Equipment Corporation ("DEC") and Anacomp pursuant to which Anacomp is licensed to use DEC patents and know-how to manufacture TK50/52 data tape cartridges. (DEC has since assigned the DEC License Agreement to Quantum Corporation.) LICENSE IN.

          Three (3) Agreements with International Business Machines Corporation ("IBM") pursuant to which Anacomp (as the surviving entity in mergers with the companies that originally contracted with IBM) is licensed to use IBM patents to manufacture 3480 and 3490E data tape cartridges. LICENSES IN.

          (bullet) Agreement dated as of April 1, 1978, between IBM and Dysan Corporation.

          (bullet) Agreement dated as of July 1, 1986, between IBM and Xidex Corporation.

          (bullet) Agreement dated as of June 30, 1992, between IBM and Graham Magnetics, Inc.

          All of the above-referenced Agreements with IBM require Anacomp to cross-license IBM on certain Anacomp patents. Anacomp has granted one such license to Lexmark International, Inc., a former IBM subsidiary.

                                                                Schedule III to
                                                  Security and Pledge Agreement


                               PLEDGED SECURITIES

Pledged Shares
- - --------------


                                                                                                         Pledged
                                                                            Number        Number        Shares as
                                                                            of Shares/    of Shares/    Percentages    Other
                                                                            Quotes        Quotes        of Total       Evidence
                                 Jurisdiction of     Class       Par        Owned by      to be         Shares         of
Pledgor          Issuer          Incorporation     of Stock     Value       Pledgor       pledged       Outstanding    Ownership
- - -------          ------          -------------     --------     -----       -------      --------       ----------     ------------

Anacomp, Inc.    Florida A A C     Florida          Common       $1            1,000        1,000        100%
                 Corporation

Anacomp, Inc.    Anacomp Canada,   Canada           Common       Cdn. $1       1,000        1,000        100%
                 Inc.

Anacomp, Inc.    Anacomp S.A.      France           N/A          FF100       350,227      350,227        100%         Share Registry

Anacomp, Inc.    Anacomp Belgium   Belgium          N/A          N/A           6,000        5,999         99.98%      Share Registry
                 S.A.

Anacomp, Inc.    Anacomp B.V.      The Netherlands  N/A          DFL1000          35           35        100%         Share Registry

Anacomp, Inc.    Anacomp Holdings  United Kingdom   Ordinary     (pound)1        650          650        100%
                 Limited

Anacomp, Inc.    Xidex GmbH        Germany          Common        N/A      5,526,400    5,526,400        100%          Notarial Deed


Anacomp, Inc.    Anacomp GesmbH    Austria          N/A           N/A        500,000      500,000        100%    Commercial Registry

Anacomp, Inc.    Anacomp           Australia        Ordinary      A$1        749,000      749,000(1)     100%
                (Australia) Pty.
                 Limited

Anacomp, Inc.    Anacomp (Japan)   Japan            Common        JPY          2,000        2,000        100%
                 Ltd.                                              150,000

Anacomp, Inc.    Anacomp Italia    Italy            N/A           ITL    500,000,000  500,000,000        100%         Quota Registry
                 Srl.

Anacomp, Inc.    Xidex Magnetics   Switzerland      N/A           SF1,000        997          997        100%
                 S.A.

Anacomp, Inc.    Xidex             Switzerland      N/A           SF1,000      1,997        1,997        100%
                 Corporation S.A.

Anacomp, Inc.    Xidex New         New Zealand      Ordinary      HZ$1.00     10,000       10,000        100%
                 Zealand Ltd.

(1) Xidex New Zealand holds one share of Anacomp (Australia) Pty. Limited on trust for Anacomp, Inc. to comply with Australia law.

Pledged Debt
- - ------------

         1. Promissory Note executed by Michael J. Morse, dated December 26, 1991, in the amount of $112,448.98.

         2. Promissory Note executed by James B. Peters, dated October 23, 1991, in the amount of $50,683.71.

         3. Promissory Note executed by Adam Santavicca, dated June 21, 1991, in the amount of $30,000.00.

          4. Promissory Notes and Security Agreements executed by Com-Lease, dated June 24, 1993, October 19, 1994, and October 19, 1994, respectively, in the aggregate principal amount of $1,899,562.00.

                                                                Schedule IV to
                                                 Security and Pledge Agreement



                           LOCATIONS OF REAL PROPERTY

                         [Layout by fee owned and leased
                     categories alphabetically with state,
                    county and city or township and address]



A.    ANACOMP, INC.: FEE INTERESTS

                         STREET ADDRESS
STATUS                   OF PROPERTY                         COUNTY

Occupied                 Graham Texas                        Young
                         1715 Fourth Street
                         Graham, TX 76450

B.    ANACOMP, INC.: LEASEHOLD INTERESTS

                         STREET ADDRESS
STATUS                   OF PROPERTY                         COUNTY

Leased                   1515 Huffman Road                   Jefferson
                         Suite 203
                         Birmingham, AL 35215

Leased                   1121 West Grant Road                Pima
                         Suite 407
                         Tucson, AZ 85705

Leased                   11075 Knott Avenue                  Orange
                         Suites A, B & C
                         Cypress, CA 90630

Leased                   22351 City Center Drive             Alameda
                         Suites 1 & 2
                         Hayward, CA 94541-000

Leased                   12365 Crosthwaite Circle            San Diego
                         Poway, CA 92064

Sublet                   9795 Business Park Drive            Sacramento
                         Suite A
                         Sacramento, CA 94827

Leased                   1150 Folsom Street                  San Francisco
                         San Francisco, CA 94103-3997

Leased                   1235 Midas Way                      Santa Clara
                         Sunnyvale, CA 94086

AAC (sublet by AAC)      1282 Reamwood                       Santa Clara
                         Sunnyvale, CA 94088

Leased                   1242 Kifer Road                     Santa Clara
                         Sunnyvale, CA 94086

Leased                   21111 Oxnard Street                 Los Angeles
                         Woodland Hills, CA 91367

Leased                   7808 Cherry Creek So Drive          Denver
                         Suite 205
                         Denver, CO 80231

Leased                   100 Prestige Park Road              Hartford
                         East Hartford, CT 06108-1988

Leased                   300 Long Beach Blvd.                Fairfield
                         Stratford, CT 06497

Leased                   2709 Art Museum Drive, #4           Duval
                         Jacksonville, FL 32207

Leased                   14505 Commerce Way                  Dade
                         Suite 800
                         Miami Lakes, FL 33016

Leased                   7121 Grand National Drive           Orange
                         Suites 106, 107, 108
                         Orlando, FL 32819-8384

Leased                   4920 West Cypress Street            Hillsborough
                         Suite 108
                         Tampa, FL 33607-3802

Leased                   2115 Monroe Drive NE                Fulton
                         Atlanta, GA 30324-4832

Leased                   715 Algonquin Road                  Cook
                         Suite 101
                         Arlington Heights, IL 60005-4418

Leased                   717 West Algonquin Road             Cook
                         Arlington Heights, IL 60005

Leased                   Weber Atrium Ctr. #102-103          Cook
                         717 West Algonquin Road
                         Arlington Heights, IL 60005

Leased                   640 N. LaSalle Street               Cook
                         Chicago, IL 60610

Leased                   701 Congressional Blvd.             Hamilton
                         Suite 190
                         Carmel, IN 46032

Leased                   11550 North Meridian St.            Hamilton
                         5th & 6th Floor
                         Carmel, IN 46032

Sublet                   6281 Hillsdale Court                Marion
                         Building #3
                         Indianapolis, IN 46250

Leased                   6821 Hillsdale Court                Marion
                         Building 3 - Suite B
                         Indianapolis, IN 46250

Leased                   1304 Adams St.                      Wyandotte
                         Kansas City, Kansas 66103

Leased                   1318 Adams Street                   Wyandotte
                         Kansas City, KS 66103

Leased                   1051-H Newton Pike                  Fayette
                         Lexington, KY 40511

Leased                   The Fincastle Building              Jefferson
                         303 West Broadway
                         Louisville, KY 40202-2105

Leased                   12120-A Plum Orchard Dr.            Montgomery
                         Silver Spring, MD 20904

Leased                   5 Mount Royal Avenue                Middlesex
                         Marlborough, MA 01752

Leased                   200 Boston Avenue                   Middlesex
                         Medford, MA 02155

Leased                   So Hadley Industrial Park           Hampshire
                         17 Industrial Drive
                         South Hadley, MA 01075

Leased                   23399 Commerce Drive                Oakland
                         Suite B-8
                         Farmington Hills, MI 48335

Leased                   2520 Pilot Knob Road                Hennepin
                         Suite 300
                         Minneapolis, MN 55120

Leased                   602 2nd Avenue                      Hennepin
                         Suite B-93D, B-95, B90
                         Minneapolis, MN 55402

Leased                   1815 Belt Way Drive                 Ind. City
                         St. Louis, MO 63114-5815

Leased                   Marino Plaza II                     Passaic
                         125 Kingsland Avenue
                         Clifton, NJ 07014

Leased                   105 Newfield Avenue                 Middlesex
                         Raritan Center
                         Edison, NJ 08837

Leased                   300 Cooper Center                   Camden
                         7905 Browning Rd., #300
                         Pennsauken, NJ 08109-4204

Leased                   2415 Princeton Drive NE             Bernalillo
                         Suite B & I
                         Albuquerque, NM 87107-1701

Leased                   4335 Industrial Road                Clark
                         #440
                         Las Vegas, NV 89103

Leased                   495 Commerce Drive                  Erie
                         Suite 6A
                         Amherst (Buffalo), NY 14228-2378

Leased                   900 Old Country Road                Nassau
                         Garden City, NY 11530-2109

Leased                   157 Chambers Street                 New York
                         New York, NY 10007-1015

Leased                   222 Broadway                        New York
                         24th Floor
                         New York, NY 10038

Leased                   3495 Winton Place  Bldg. E Ste. 5   Monroe
                         Rochester, NY 14609

Leased                   7815 National Service Rd., 606      Guilford
                         Greensboro, NC 27409

Leased                   6118 St. Giles Street               Wake
                         Suite D
                         Raleigh, NC 27612-2604

Leased                   1100 Resource Drive                 Cuyahoga
                         Brooklyn Heights, OH 44131-0000

Leased                   1155 Western Avenue                 Hamilton
                         Cincinnati, OH 45203-1174

Leased                   1150 Dublin Road                    Franklin
                         Suite A
                         Columbus, OH 43215

Leased                   868 So. Patterson Blvd.             Montgomery
                         Suite 210
                         Dayton, OH 45402-2680

Leased                   12060 S.W. Garden Place             Washington
                         Tigard, OR 97223-0000

Leased                   2020 Ardmore Blvd.                  Allegheny
                         Suite 325
                         Pittsburgh, PA 15221-4637

Leased                   2214 Paddock Way Drive              Dallas
                         Suite 200
                         Grand Prairie, TX 75050-0000

Leased                   6767 Portwest Drive                 Harris
                         Suite 190
                         Houston, TX 77024

Leased                   1288 West 2240 South                Salt Lake
                         Suite A
                         Salt Lake City, UT 84119

Leased                   2414 S.W. Andover St.               King
                         Suite 100
                         Seattle, WA 98106

                                                                   Schedule V to
                                                   Security and Pledge Agreement

                 GRAHAM MAGNETICS, INC. TRADEMARK REGISTRATIONS

              Mark                        County                    No.
- - ----------------------------   --------------------------  --------------------

AH SO DISKA                                USA                     1,264,110

Black/White des                            USA                     1,342,091

COBALOY                                   Japan                    2,182,731

COBALOY                                    USA                     1,090,159

COBALOY                                    USA                     1,165,332

DETECTOR                                   USA                     1,229,015

EPOCH                                     Japan                    2,338,676

EPOCH                                     Japan                      499,217

EPOCH                                     Mexico                     325,269

EPOCH 480                                Benelux                     377,174

EPOCH 480                                 Canada                     270,056

EPOCH 480                                 France                   1,688,489

EPOCH 480                              Germany (E)                DD 652 416

EPOCH 480                                 Japan                    1,759,074

EPOCH 480                              Switzerland                   314,124

EPOCH 480                             United Kingdom               1,157,948

EPOCH 480                                  USA                     1,146,073

EPOCH MTC                                  USA                     1,421,767

GMI                                      Benelux                     378,001

GMI                                       Canada                     271,063

GMI                                       France                   1,688,485

GMI                                       France                   1,688,488

GMI                                       Japan                    2,663,809

GMI                                       Mexico                     398,086

GMI                                       Norway                     112,415

GMI                                    Switzerland                   314,234

GMI                                   United Kingdom              B1,157,950

GMI                                        USA                     1,253,478

GMI                                        USA                     1,354,687

GRAHAM MAGNETICS                         Benelux                     377,175

GRAHAM MAGNETICS                          Canada                     268,751

GRAHAM MAGNETICS                          France                   1,688,487

GRAHAM MAGNETICS                       Germany (E)                DD 652 418

GRAHAM MAGNETICS                       Germany (W)                 1,034,449

GRAHAM MAGNETICS                          Japan                    1,709,644

GRAHAM MAGNETICS                          Mexico                     319,912

GRAHAM MAGNETICS                          Norway                     142,778

GRAHAM MAGNETICS                       Switzerland                   314,125

GRAHAM MAGNETICS                      United Kingdom              B1,160,167

GRAHAM MAGNETICS                           USA                     1,441,854

GRAHAM MAGNETICS E. 480                Germany (W)                 1,059,014

GRAHAM MAGNETICS INS.                  Germany (W)                 1,059,015

GRAHAM MAGNETICS INS.                  Switzerland                   323,441

GRAHAM MAGNETICS PRO.                  Switzerland                   325,014

GRAHAM MAGNETICS SUMMITT               Switzerland                   323,471

INSPECTOR                                Benelux                     375,691

INSPECTOR                                 Canada                     282,442

INSPECTOR                                 France                   1,688,486

INSPECTOR                                 Norway                     112,132

INSPECTOR                             United Kingdom               1,157,949

INSPECTOR                                  USA                     1,142,321

PERMA-DISC                                 USA                     1,077,314

PROTECTOR                                Benelux                     382,809

PROTECTOR                                 Canada                     293,107

PROTECTOR                                 France                   1,203,030

PROTECTOR                              Germany (W)                 1,050,582

PROTECTOR                             United Kingdom              B1,174,061

SUMMITT                                 Australia                   A382,461

SUMMITT                                  Benelux                     385,331

SUMMITT                                   Canada                     298,710

SUMMITT                                   France                   1,215,526

SUMMITT                                Germany (E)                DD 652 417

SUMMITT                                Germany (W)                 1,080,929

SUMMITT                                   Mexico                     319,913

SUMMITT                               United Kingdom               1,183,430

ULTIMAG                                    USA                     1,306,847



                      Anacomp, Inc. Trademark Applications

      Service Number           Filing Date             Mark
- - ---------------------------- ----------------  --------------------------------

        751046357               01/22/96       ALVA & Design (Inventive
                                               Approaches To Informations
                                               Delivery)

                               Florida A A C Corp.
                               -------------------

                                      None



                               Trademark Licenses
                               ------------------


          Trademark License Agreement dated September 25, 1995, between Anacomp, Inc. and Hanny International, Inc. ("Hanny") pursuant to which Anacomp licensed to Hanny and certain of its affiliates the right to use Anacomp's "Precision," "Xidex," "Dysan" and "XM2" trademarks on a perpetual basis. LICENSE OUT.

          AFP/COM Base Agreement dated June 9, 1994, as amended, between Anacomp, Inc. and International Business Machines Inc. ("IBM") pursuant to which Anacomp is granted a limited license to IBM's AFCCU software and COM Unique Software, LICENSE IN.

          XCF Program-Contract AI0001 dated as of October 7, 1992, between Anacomp, Inc. and Xerox Corporation ("Xerox") pursuant to which Anacomp is granted limited trademark and software licenses to certain Xerox software and trademarks. LICENSE IN.

          The DEC License Agreement described above under "Patent Licenses" pursuant to which Anacomp is licensed by DEC to use the "TK 50" and TK 52" trademarks. LICENSE IN.

                           Pending Trademark Licenses
                           --------------------------

          Anacomp, Inc. currently has pending with IBM a trademark license agreement pursuant to which Anacomp is granted a limited, royalty-free license to use certain IBM trademarks in connection with marketing certain Anacomp products. LICENSE IN.

                                                                  Schedule VI to
                                                   Security and Pledge Agreement



                                LOCKBOX ACCOUNTS


             Lockbox Account#                   Lockbox Location
             ----------------                   ----------------

                0-71-72354                Bank of America
                                          231 South LaSalle Street
                                          Chicago, Illinois  60697

                                          First National Bank of Chicago
                  57-58157                One First National Plaza
                                          Chicago, Illinois  60670


                 08540246569              PNC Bank
                                          P.O. Box 7780
                                          Philadelphia, PA  19182

                                                                 Schedule VII to
                                                   Security and Pledge Agreement

                      LOCATIONS OF CHIEF EXECUTIVE OFFICE,
                         PRINCIPAL PLACE OF BUSINESS AND
                 EVIDENCE AND RECORDS CONCERNING THE COLLATERAL


                                                  CHIEF EXECUTIVE OFFICE,
                                                  PRINCIPAL PLACE OF BUSINESS
                                                  AND OTHER LOCATIONS WHERE
                                                  EVIDENCE AND RECORDS
                                                  CONCERNING THE COLLATERAL
GRANTOR                                           ARE KEPT
- - -------                                           ----------------------------
Anacomp, Inc.                                     11550 North Meridian Street
                                                  P.O. Box 40888
                                                  Indianapolis, IN 46240


Florida A A C  Corporation                        11550 North Meridian Street
                                                  P.O. Box 40888
                                                  Indianapolis, IN 46240

                                                                Schedule VIII to
                                                   Security and Pledge Agreement
                                   Copyrights
                                   ----------


          Anacomp does not own any federally-registered copyrights, nor is it a licensee under any federally registered copyrights, except to the extent that IBM and/or Xerox have licensed to Anacomp such companies' copyrights in the software products that are licensed to Anacomp or described above under "Trademark Licenses."

          Anacomp does, on a routine basis, affix a copyright notice on all of its operating and diagnostic software products; operating, user and maintenance manuals; form agreements and contracts; advertising, sales and promotional literature and materials; and other creative works.



                               Florida A A C Corp.
                               -------------------

                                      None



                               Copyright Licenses
                               ------------------

                             See "Copyrights" above.

                                                                  Schedule IX to
                                                   Security and Pledge Agreement

                    Pending Intellectual Property Litigation
                    ----------------------------------------

1.  Patent Litigation.

   A)  Anacomp, Inc. v. Bayer Corp d/b/a Agfa Division of Miles

       i) Anacomp claims patent infringement with respect to the original microfilm canister utilized in Anacomp's XFP 2000 COM recorder. U.S. District
           Court, Atlanta, GA.

   B)  Anacomp v. COM Products, Inc. and Fuji Photo Film U.S.A., Inc.

       i) Anacomp claims patent infringement with respect to the original microfilm canister utilized in Anacomp's
           XFP 2000 COM recorder.  U.S. District Court, Atlanta, GA.

2.       Trademark Litigation.

         None

3.       Copyright Litigation.

         None


                          Additional Pending Litigation
                          -----------------------------


     See Schedule 1 of Anacomp,  Inc.'s  Disclosure  Statement  pursuant to
Section 1125 of the Bankruptcy Code for the Second Amended Joint Plan of Reorganization of Anacomp, Inc. and Certain of its Subsidiaries.